AMENDMENT NO. 2
TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 (this "Amendment'), dated as of August 14, 2005, is among Truck Retail Accounts Corporation, a Delaware corporation ("Seller"), Navistar Financial Corporation, a Delaware corporation (“Navistar”), as initial Servicer (Navistar, together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to the Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), Jupiter Securitization Corporation (“Conduit”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, as agent for the Purchasers (together with its successors and assigns, the “Agent”), and pertains to that certain Receivables Purchase Agreement dated as of April 8, 2004 by and among the parties hereto, as heretofore amended (the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this, Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

The Seller Parties have requested that the Agent and the Purchasers agree to amend certain provisions of the Agreement; and

The Agent and the Purchasers are willing to agree to the requested amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                       Amendments.

(a)  The following new Section 4.6 is hereby added to the Agreement:

4.6. Funding Agreement Fundings. The parties hereto acknowledge that Conduit may assign all or any portion of the Purchaser Interests to one or more Funding Sources at any time pursuant to a Funding Agreement to finance or refinance the necessary portion of the Purchaser Interests through a funding thereunder. The fundings under each Funding Agreement will accrue Yield in accordance with this Article IV. Regardless of whether a funding of a Purchaser Interests by a Funding Source constitutes a direct purchase of a Purchaser Interest hereunder, an assignment of a Purchaser Interest originally funded by a Conduit or the sale of one or more participations or other interests in such a Purchaser Interest, each Funding Source participating in a funding of a Purchaser Interest pursuant to a Funding Agreement shall have the rights and obligations of a "Purchaser" hereunder with the same force and effect as if it had directly purchased such Purchaser Interest directly from Seller hereunder.

(b)  Each of the following definitions set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

"Funding Agreement" means any agreement or instrument executed by any Funding Source with or for the benefit of Conduit, as the same may be amended, restated or otherwise modified from time to time.

"Liquidity Termination Date" means August 13, 2006.

(c)  The first sentence of Section 12.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each, a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions or any other interest of such Financial Institution under any Funding Agreement.

(d)  Each of Sections 13.1 through and including 13.5 of the Agreement is hereby deleted in its entirety and replaced with "[Intentionally deleted]" and each reference in the Agreement to any of such Sections or to "Article XIII" is hereby replaced with "a Funding Agreement."

(e)           Each of the following definitions in the Agreement is hereby deleted in its entirety:

            "Acquisition Amount"
"Adjusted Funded Amount"
"Adjusted Liquidity Price"
"Conduit Residual"
"Conduit Transfer Price"
"Conduit Transfer Price Deficit"
"Conduit Transfer Price Reduction"
"Defaulting Financial Institution"
"Non-Defaulting Financial Institution"
"Non-Renewing Financial Institution"
"Reduction Percentage"

(f)  Exhibit VII to the Agreement is hereby amended to delete the reference to Section 13.1 in numbered paragraph 7.

Section 2.                      Representations and Warranties. In order to induce the parties to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment, each of such Seller Party's representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.                       Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

Section 4.                       Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(c)            Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION By: /s/ PAUL MARTIN Name: Paul Martin Title: V.P. Controller NAVISTR FINANCIAL CORPORATION By: /s/ PAUL MARTIN Name: Paul Martin Title: V.P. Controller

JUPITER SECURIZATION CORPORATION By: /s/ JILL T LANE Its: Authorized Signatory JPMORGAN CHASE BANK, N.A, individually as a Financial Institution and as Agent By: /s/ JILL T. LANE Its: Vice President